UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A5

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

AS Capital, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-2187195
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3609 Hammerkop Drive
North Las Vegas, NV	89084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 817-1734

Send all correspondence to:

Elaine A. Dowling, Esq.

EAD Law Group, LLC
8275 S. Eastern Ave. Suite 200
Las Vegas, NV 89123
Telephone/Facsimile: (702) 724-2636
Email: ead@eadlawgroup.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “AS Capital, Inc.,” the “Company,” “we,” “our” or “us” means AS Capital, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.   Description of Business

(a) Business Development

The Company was incorporated on June 15, 2006 under the laws of the State of Nevada as Jupiter Resources, Inc. 75,000,000 shares of stock was authorized all as Common par value $0.001 no other classes of stock were authorized. On March 27, 2007, we entered into an agreement with Ms. Helen Louise Robinson of Vernon, British Columbia, whereby she agreed to sell to us one mineral claim located approximately 30 kilometers northwest of Vernon, British Columbia in an area having the potential to contain silver or copper mineralization or deposits. In order to acquire a 100% interest in this claim, we paid $7,500 to Ms. Robinson. However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it has lapsed.

On March 25, 2009, the articles were amended to authorize an addition of 10 million preferred shares making a total of 85,000,000 shares authorized (75M common, 10 preferred).

On April 30, 2009 the company filed an amendment to change the name of the corporation to Rineon Group, Inc. On March 30, 2009, Jupiter Resources, Inc. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with NatProv Holdings, Inc., a British Virgin Islands corporation (“Natprov”). Pursuant to the terms of the Letter of Intent, Natprov and the Company will commence the negotiation and preparation of a definitive share exchange agreement which shall contain customary representations, warranties and indemnities as agreed upon by Natprov, the Company and the shareholders of Natprov, whereby the Company, Natprov and the shareholders of Natprov will complete a share exchange transaction (the “Transaction”) on or before May 26, 2009, subject to certain conditions precedent to the closing of the Transaction.

On May 01, 2009 the company filed a Certificate of Designation to designate 36,000 shares of Series A Convertible Preferred Stock, out of the 10 million preferred stock. These shares have no votes for matters brought before the common shareholders, only with matters regarding the Series A shares where they will be the only voters. They can convert into common but cannot at anytime convert to hold more than 4.95% of the issued and outstanding common shares.

On May 14, 2009 the Company entered into a preferred stock purchase agreement dated as of April 30, 2009 (the “Preferred Stock Purchase Agreement”) under which the Company sold an aggregate of 36,000 shares of its Series A convertible preferred stock (the “Series A Preferred Stock”) to Intigy Absolute Return Ltd., a British Virgin Islands corporation (“Intigy”), for a purchase price of $36,000,000, or $1,000 per share of Series A $.001 Par Value Preferred Stock. In addition, pursuant to the terms of a stock purchase agreement dated as of May 14, 2009, Rineon agreed to acquire 1,985,834 shares of Amalphis from NatProv Holdings Inc (“NatProv”) for a total consideration of $36,000,000. Of the 2,437,500 shares of Amalphis held by NatProv, 1,985,834 were converted into Class A Preferred non-voting shares, which were then assigned by NatProv to Rineon. As a result, NatProv now owns 451,666 Common Shares of Amalphis, representing 100% of the voting shares of Amalphis, and Rineon owns 1,985,834 of Amalphis’ Class A Preferred Shares which have the same rights and privileges as the common shares except that they have a liquidation preference and no voting rights. Amalphis’ Class A Preferred Shares are not convertible into Common Shares.

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The transactions consummated as set forth above resulted in a change of control of the Company. In connection with such change in control, on May 14, 2009 the board of directors of the Company authorized a change in the fiscal year end of the Company from May 31 to December 31.

Amalphis Group, Inc., (“Amalphis”) was formed in July 2008 as a British Virgin Islands (BVI) Business Company. Amalphis, through it’s wholly owned subsidiary Allied Provident, Inc. (“API”), offers customized reinsurance products in markets where traditional reinsurance alternatives are limited. In addition, the Amalphis was formed to directly sell a variety of property and casualty insurance products to businesses around the world. In September 2008, Amalphis acquired API, an entity that issues customized reinsurance to a United States insurance carrier that offers automotive insurance coverage to drivers who are unable to obtain insurance from standard carriers. API was formed in Barbados on November 9, 2007 by NatProv Holdings Inc., (“NatProv”) a British Virgin Islands corporation.

There has been no business activity between the filing of the Form 15 and prior to August 9, 2018. The Company had Exchange Act disclosure requirements from January 11, 2008 to November 10, 2010. The Company has no knowledge or records related to the assets referenced above and therefor there is some level of uncertainty in the above descriptions.

On August 9, 2018, XTC, Inc. was awarded custodianship in a shareholder filed action with the Eighth Judicial District Court in Clark County Nevada. Company management was unresponsive to shareholder and had refused to respond to requests to meet statute requirements to get current with the secretary of state.

XTC, Inc. was a shareholder of record as shown in the court documents (500 shares) see attached court order. XTC acquired its 500 common shares on 6/14/18. The custodian was appointed on 8/9/18. The Special meeting was held on 12/1/18 with a majority present voting in favor.

Enclosed is the entire court records, from filing to closing documents.

On September 25, 2018, the company filed a Certificate of Designation whereby the following preferred shares were designated by the company.

The number of Series A Convertible Preferred was increased from 36,000 to 1,000,000.

3,000,000 Series B Preferred were created with no voting rights, and conversion rights 1000:1, with the restriction holder cannot convert to hold more the 4.95% of issued and outstanding.

1,000,000 Series C were created. (each Series C shall have 100,000 vote per share, with 1:1 conversion rights.

On September 30, 2018 a shareholders meeting was held wherein the shareholders gave the board authority to make a possible name change, and/or a reverse stock split. In addition, the Series A shareholders voted to approve a reverse of the Series A Convertible Preferred and to authorize a new designation.

On October 1, 2018, the company filed for a name change to "AS Capital, Inc.", and to exercise a 10 to 1 reverse stock split for the Common stock and a 1,000 to 1 reverse of the Series A Convertible Preferred, which were filed with the State of Nevada SOS office. with conversion rights of 1 common share for every 12,000 shares held.

On December 6, 2018, the Court granted an Order discharging custodian and approved all actions taken by the custodian.

The Company has no full-time employees and owns no real estate or personal property. The Company is a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.  The Company selected December 31 as its fiscal year end.

(b) Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under Rule 12b-2 of the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

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The Company will provide a method for a foreign or domestic private company to become a reporting company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. There is no assurance that following an acquisition we will be eligible to trade on a national securities exchange, or be quoted on the Over-the-Counter.

We intend to either retain an equity interest in any private company we engage in a business combination or we may receive cash and/or a combination of cash and common stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

(c) Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

(d) Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company, may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

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The analysis of new business opportunities will be undertaken by or under the supervision of the sole officer and director of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Additionally, management will investigate an entity to engage a potential acquisition through reviewing available financial statements, interviewing a potential acquisition’s primary vendors and customers as well as financial advisors.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

(e) Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company, such as the need to become a public company in order to use its security to acquire assets or a business, provide stock to retain key employees as incentive, and the desire to become public due to these perceived benefits, and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s director may resign and new directors may be appointed without any vote by stockholders.

4

In the case of an acquisition, the transaction may be accomplished upon the determination of management with a vote or approval by our stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holder of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.

The analysis of new business opportunities will be undertaken by or under the supervision of Chris Lotito and John Karatzaferis, the Company's officers and director. XTC purchased stock on 6/14/18 at $0.05 per share. As the Company has no capital, the Company is largely dependent on MDX, in providing the Company with the necessary funds to implement its business plan, through a $50,000 revolving line of credit. The line of credit is an exhibit hereto. No discussions regarding the possibility of a business combination will occur until after the effective date of this registration statement. Mr. Lotito will devote (10) ten hours per week of their time to our operations, and, accordingly, consummation of a business combination may require a greater period of time than if he devoted his full time to our affairs. Mr. Lotito and John Karatzaferis will seek to locate a target company for the Company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to accounting firms, law firms, investment bankers, financial advisors, venture capitalists, private equity firms, and similar persons, the use of one or more web sites and/or similar methods. We also expect that many prospective Target Businesses will be brought to our sole officer and director’s attention from various other non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community and others who may present unsolicited proposals. The Company has no plans, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities to the Company. The Company can give no assurances that it will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available to the Company for implementation of its business plan. Furthermore, the Company can give no assurances that any acquisition, if it occurs, will be on terms that are favorable to the Company or its current stockholders.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

All such costs for the next twelve (12) months will be paid with money contributed by XTC the company’s majority shareholder.

We presently have no employees apart from our management. Our officer and directors are outside business activities and anticipate they will devote to our business limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS; DISCLOSURE OF BUSINESS COMBINATION

Upon the effective date of this Registration Statement, the Company's class of common stock will be registered under the Exchange Act and it will have reporting obligations, including the requirement that it files annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company's annual reports will contain financial statements audited and reported on by its independent registered public accountants.

5

The Company will not acquire a Target Business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the Target Business. The Company cannot assure you that any particular Target Business identified by the Company as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential Target Business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, the Company may not be able to acquire the proposed Target Business. While this may limit the pool of potential acquisition candidates, the Company does not believe that this limitation will be material.

Upon the consummation of a Business Combination, the Company will file with the Securities and Exchange Commission a current report on Form 8-K to disclose the Business Combination, the terms of the transaction and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the Business Combination. Holders of the Company's securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at Room 1518, 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 2,010,000) or more;

•	(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	(c) the date on which such issuer has, during the previous 3-year period, issued more than $2,010,000,000 in non-convertible debt; or

•	(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

6

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Item 1A. Risk Factors.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. With our limited resources, we are faced with significant administrative costs of being a reporting company, additionally, our accountant’s report has raised substantial doubt about our ability to continue as a going concern. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by our management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of our management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

7

Control by management

As of the date of this registration statement, the management of the Company owned approximately 98% of the Company’s outstanding shares. Future investors will own a minority percentage of the Company’s Common Stock and will have no voting rights. Future investors will not have the ability to control a vote of the Company’s Shareholders or Board of Directors, if management controls.

Our principal stockholder may engage in a transaction to cause the company to repurchase their shares of common stock

In order to provide an interest in the Company to a third party, our stockholder may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholder. As a result of such transaction, our management, principal stockholder and Board of Director may change.

There are gaps in the Company’s history

The Company has no knowledge or records related to the assets referenced above and therefor there is some level of uncertainty in the descriptions thereof herein.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation, or parameters for a potential business combination, and shareholders may be exposed to unknown risks following a merger if the merger partner is a development stage company or financially unstable. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than (25) twenty five hours per week to the Company’s affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

8

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stockholders may have a minority interest in the Company following a business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and control our Company.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

All of the presently outstanding shares of common stock (75,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. These final rules may be found at: www.sec.gov/rules/final/2007/33-8869.pdf. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Act of 1934. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we can not be assured we will ever lose our shell company status.

Risks of ownership of “Penny Stocks” under SEC regulations

Penny stocks have less visibility and transparency than higher priced securities. Companies that are quoted as penny stocks have risks that are inherently greater than securities that are higher priced due to such factors as less disclosure, lower investor interest and uncertain financial conditions of the issuer. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our stock.

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There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

Rule 419 applies to resale offerings by blank check companies. The Company has no plans to file a resale registration statement while we are a blank check company.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

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The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 75,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of director (the “Board of Directors”) has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

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We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. XTC purchased stock on 6/14/18 at $0.05 per share.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with additional money contributed by XTC our controlling stockholder.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We anticipate that these costs may be in the range of eight to nine thousand dollars, and that we will be able to meet these costs as necessary, to be loaned to or invested in us by our stockholders, management or other investors. We anticipate allocating the entire amount towards the filing of Exchange Act reports.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

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Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Quantitative and Qualitative Disclosures About Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not effected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

As the Company has no capital, the Company is largely dependent on MDX, in providing the Company with the necessary funds to implement its business plan, through a $50,000 revolving line of credit. The line of credit is an exhibit hereto.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and directors as a group as of September 30, 2018. The persons named have sole voting and investment power with respect to such shares. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

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The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

XTC, LLC (3)	1,000,000 ( Series C Preferred) (4)	100%
XTC, LLC (3)	964 (Series A Preferred) (5)	98%
	0 (Series B Preferred)
XTC, LLC	500 (Common)	<1%
All Officers and Directors as a group (2 persons)(3)	964 (Series A Preferred)	98%

_________________
(1)	The address for the person named in the table above is c/o the Company.

(2)	Based on 2,010,000 common shares outstanding as of the date of this Registration Statement.

(3)	Controlled by John Karatzaferis who is President of the Company. Beneficially owned by John Karatzaferis.

(4)	1,000,000 Series C shares equate to 1,000,000,000,000 votes in matters before the shareholders (99.76%)

(5)	964 Series A shareholders have one collective common vote in matters before the shareholders. These are all controlled by XRC, LLC as the control party holding over 98% of the Series A shares.

(6)	Chris Lotito is also a beneficial owner of 500 common shares.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 2,010,000 shares of common stock outstanding as of the date of this registration statement on Form 10.

As the Company has no capital, the Company is largely dependent on MDX, in providing the Company with the necessary funds to implement its business plan, through a $50,000 revolving line of credit. The line of credit is an exhibit hereto.

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

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Name	Age	Position
Chris Lotito	53	Chief Executive Officer, and Member of Board of Directors President
John Karatzaferis	47	President

Chris Lotito.

Mr. Lotito is our Chief Executive Officer, and a member of our Board of Directors. Mr. Lotito has been self employed as a business consultant for the past 5 years. Mr. Lotito’s consulting has mainly been in the areas of financing and business combinations. This experience with business combinations and evaluating such fit an officer /director for a company seeking an acquisition. Mr. Lotito has provided services relating to growth and acquisition mostly in the private and micro-company space.

John Karatzaferis

Mr. Karatzaferis has served as our president since October 2018. He has experience in the consulting and recruitment fields in both Australia and Europe. He served for 25 years as a consultant for several major organizations, including PeopleCo., AGWS, and NAB Bank in Melbourne, Australia. For three years from 2013 through 2016, he worked exclusively in debt management and credit control for NAB Bank and NCC in Melbourne, Australia. In between those dates he was self employed. Mr. Karatzaferis received a diploma for accounting and computing.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

The Company has no employees other than Mr. Lotito and Mr. Karatzaferis. Mr. Lotito resides solely in the United States.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

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Prior Blank Check Company Experience

As indicated below, members of the management also served as officers and directors of:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information

None.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Chris Lotito	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
John Karatzaferis	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Chris Lotito and John Karatzaferis are involved in other business activities and may, in the future, become involved in other business opportunities that become available. Their other business activities may compete with time commitments allocated toward the Company. A potential conflict may arise if their other business activities coincide with an event of the Company. They may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

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We utilize the office space and equipment of our stockholder at no cost. Management estimates such amounts to be immaterial.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K. XTC purchased stock on 6/14/18 at $0.05 per share.

Corporate Governance and Director Independence.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combinations. As of the date hereof, the entire board serves as the Company’s audit committee.

As the Company has no capital, the Company is largely dependent on MDX, in providing the Company with the necessary funds to implement its business plan, through a $50,000 revolving line of credit. The line of credit is an exhibit hereto.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

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Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of September 30, 2018 there were 42 record holders of an aggregate of 2,010,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

On September 26, 2018, the Company issued 964,000 Preferred A shares to XRC, LLC at $0.001 per share and 1,000,000 Preferred C shares at $0.001.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

18

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

As the Company has no capital, the Company is largely dependent on MDX, in providing the Company with the necessary funds to implement its business plan, through a $50,000 revolving line of credit. The line of credit is an exhibit hereto.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which there are 2,010,000 issued and outstanding, and 10,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

There are 10,000,000 authorized Preferred Stock, 1,000,000 are designated Series A Convertible Preferred Stock and 3,000,000 are designated Series B Preferred Stock and 1,000,000 are designated Series C Preferred Stock.

•	The Series A Convertible Preferred stockholders are not entitled to vote on matters brought before the collective shareholders. They are only entitled to vote on matters pertaining to items regarding the rank or other provisions on related to the Series A Convertible preferred shares.

•	The Series B Preferred stockholders have no voting rights.

•	The Series C Preferred Stock shareholders are entitled to 100,000 votes per every held and present at the meeting.

19

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 2,010,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private trade. Following sections not involving a public offering.

a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 2,010,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $2,010,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on OTC. In certain cases we may elect to have our securities initially quoted in the “pink sheets” published by the OTC Markets Group, Inc. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting “blank check” company. This letter clarified the Commission’s position that such Company would not be a successor issuer to the reporting obligation of the “blank check” company by virtue of Exchange Act Rule 12g-3(a), because the definition of "succession," according to the SEC, requires "the direct acquisition of the assets comprising a going business," and that a ""blank check" company did not seem to satisfy these criteria."

Therefore, as a result of the letter, the Company intends that any merger it undertakes would not be deemed a "back door" registration since it would remain the reporting company and the Company that it merges with would not become a successor issuer to its reporting obligations by virtue of Commission Rule 12g-3(a). A "back door" registration is used to describe the way a formerly non-reporting company first presents disclosure in a Commission filing about itself after completion of a Rule 12g-3(a) transaction, or after it acquired a reporting “blank check" company, such as the Company. Because the information is filed under cover of Form 8-K rather than Form 10, it has been referred to in this way.

Rules 504, 505 and 506 of Regulation D

The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of The Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement on Form 10 to file with the Securities and Exchange Commission.

20

Transfer Agent

We presently serve as our own transfer agent and registrar for our common stock.

(b) Debt Securities.  None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

The Nevada General Corporation provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

21

Item 13.  Financial Statements and Supplementary Data.

AS CAPITAL, INC.

(formerly Rineon Group, Inc.)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of AS CAPITAL, INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AS CAPITAL, INC. (the "Company") as of December 31, 2018 and 2017, the related statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended December 31, 2018, and the related notes collectively referred to as the "financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Other Explanatory Paragraph

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The company's losses from operation raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result_from the outcome of this uncertainty.

/s/ Olayinka Oyebola & CO
OLAYINKA OYEBOLA & CO
(Chartered Accountants)

We have served as the Company’s auditor since May 2018.
Lagos, Nigeria, March 2019

F-2

AS CAPITAL, INC.

(Formerly Rineon Group Inc.)

BALANCE SHEET

AS OF DECEMBER 31, 2018

ASSETS	AUDITED YEAR ENDED DECEMBER 2018 $	AUDITED YEAR ENDED DECEMBER 2017 $
Current Assets:
Cash	65	–
Total Current Assets	65	–

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	50,095	29,628
Total Current Liabilities	50,095	29,628
Total Liabilities	50,095	29,628

Stockholders’ Equity:
Preferred Stock, Series C, par value; $0.00001, 1,000,000 shares authorized, 1,000,000 and no shares issued and outstanding, respectively	10	–
Common stock, $0.001 par value, 75,000,000 shares authorized; 201,000 and 201,000 shares issued and outstanding	201	201
Additional paid-in capital	36,052,449	36,044,799
Accumulated deficit	(36,102,690)	(36,074,628)
Total stockholders' deficit	(50,030)	(29,628)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	65	–

The accompanying notes are an integral part of these financial statements.

F-3

AS CAPITAL, INC. (Formerly Rineon Group Inc.) STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018
	AUDITED YEAR ENDED DECEMBER 2018 $	AUDITED YEAR ENDED DECEMBER 2017 $
Expenses:
General and administrative	25,748	5,421
Total expenses	25,748	5,421

Other expense:
Interest expense	2,314	–
Total other expense	2,314	–

Loss before provision for income taxes	28,062	5,421
Net Loss	28,062	5,421

Loss per share, basic and diluted	0.14	0.027

Weighted average shares outstanding, basic and diluted	201,000	201,000

The accompanying notes are an integral part of these financial statements.

F-4

AS CAPITAL, INC.

(Formerly Rineon Group, Inc.)

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2018

	Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2016	36	$–	201,000	$201	$36,044,799	$(36,069,207)	$(24,207)
Net loss for the year ended December 31, 2017	–		–	–	–	(5,421)	(5,421)
Balance at December 31, 2017			201,000	201	36,044,799	(36,074,628)	(29,628)
Stock issued for payment of expenses	964	1,000,0000			7,650		7,660
Net loss for the year ended December 31, 2018	–		–	–	–	(28,062)	(28,062)
Balance at December 31, 2018	1,000	$1,000,000	201,000	$201	$36,052,449	$(36,102,690)	$(50,030)

The accompanying notes are an integral part of these financial statements.

F-5

AS CAPITAL, INC.

(Formerly Rineon Group, Inc.)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

	AUDITED YEAR ENDED DECEMBER 2018 $	AUDITED YEAR ENDED DECEMBER 2017 $
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(28,602)	$(5,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Working capital:
Increase/ (Decrease) in Accounts payable	20,467	5,421
Net Cash Used in (provided by) Operating Activities	(7,595)	–

CASH FLOWS FROM INVESTING ACTIVITIES:	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Preferred Stock	10	–
Additional Paid in Capital	7,650	–
Net Cash Used in (provided by) Financing Activities	7,660	–
Net Increase in Cash	–	–
Cash at Beginning of Year	–	–
Cash at End of Year	$65	$–
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-6

AS CAPITAL, INC.

(formerly Rineon Group, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AS Capital, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 15, 2006 as Jupiter Resources, Inc. On August 9, 2018, XTC, Inc., a Company owned by Chris Lotito, CEO, was awarded custodianship in a shareholder filing with the Eighth Judicial District Court in Clark County Nevada. On April 30, 2018 the company filed an amendment to change the name of the corporation to Rineon Group, Inc. On October 1, 2018, the company filed for a name change to AS Capital, Inc. The Company currently intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

AS OF DECEMBER 31, 2018, funds held at various commercial banks are detailed in the financial statements. Cash and cash equivalents include deposits and short term highly liquid instruments. Amounts included are readily convertible to known amounts of cash and are subject to an insignificant risk of change in value.

Cash at banks earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirements of the company and earn interest at the respective short-term deposit rates.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.

A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-7

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the evaluation methodology that are significant to the measurement of the fair value of the assets or liabilities. The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties. Pursuant to ASC 820, the air value four cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that there corded values of all our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and presentation of comprehensive income and its components in the financial statements. AS OF DECEMBER 31, 2018, the Company has no items that represent a comprehensive income and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized:

There is persuasive evidence that an arrangement exists.

Delivery has occurred, or service has been rendered.

The price is fixed or determinable, and

Collection is reasonably assured.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes” Under this method, income tax expense is recognized for taxes payable or refundable for the current year and deferred tax consequences arising from temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Evaluation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes are cognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de- recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company have no material uncertain tax positions for the reporting period presented.

F-8

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Fixed Assets

Fixed Assets are presented at historical cost less depreciation. Historical costs include expenditures directly attributable to the acquisition of the assets.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will be realized and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

The company has no item of fixed asset as of December 31, 2018.

Intangible Assets

Separately acquired intellectual property is stated at historical cost less amortization. Amortization is calculated using the straight-line method to allocate costs over estimated useful lives of the asset and from the date that the assets are placed in service. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at the Balance Sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

NOTE 3: COMMON STOCK

AS CAPITAL, INC. common Stock is owned by Chris Lotito, and the authorized 75,000,000 and issued 201,000,000 shares of common stock have a par value of $0.001 per share

NOTE 4 – INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes” Under this method, income tax expense is recognized for the amount of:

i.	Taxes payable or refundable for the current year and
ii.	deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-9

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all the deferred tax assets will not be realized.

ASC Topic740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic740.10.40 provides guidance on de- recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The company made no provision for deferred tax during the year.

NOTE 5: Account Payables

	2018	2017
	$	$
Agency Fee	46,281	23,628
Accrued Audit Fee	1,500	6,000
Accrued Interest	2,314	–
Outstanding Balance	50,095	29,628

NOTE 6 - COMMON STOCK

Common Stock (0.001) Par value, 75,000,000 authorized and 201,000 Shares issued at 12/31/2018, (0.001) Par value, 75,000,000 authorized and issued at 12/31/2017.	$201	$201
	$201	$201

NOTE 7 - ACCUMULATED DEFICIT

	2018	2017
	$	$
Opening balance	36,074,628	36,069,207
Loss for the year	28,062	5,421
Closing Balance	36,102,690	36,074,628

NOTE 8 - ADMINISTRATIVE EXPENSES

	2018	2017
	$	$
Agency Fee	5,106	2,421
Audit Fee	3,000	3,000
License and fee	9,127	–
Professional fee	8,453	–
Bank charges	62	–
	25,748	5,421

F-10

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2018

NOTE 9 - FINANCE CHARGE

	2018	2017
	$	$
Interest Expense	2,314	–
	2,314	–

NOTE 10 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that AS CAPITAL, INC. will continue to realize its assets and discharge its liabilities in the normal course of business. AS OF DECEMBER 31, 2018, the Company had working capital of ($50,030) and an accumulated deficit of ($36,102,690). The company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued, and has determined that there are no additional material subsequent events that require disclosure in these financial statements.

F-11

AS CAPITAL, INC.

F-12

AS CAPITAL, INC.

CONDENSED BALANCE SHEETS

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)
Current Assets:
Cash	$2,861	$65
Total Current Assets	$2,861	$65
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$550	$–
Accrued interest – related party	2,314	2,314
Due to a related party	52,281	46,281
Total Current Liabilities	55,145	48,595
Total Liabilities	55,145	48,595

Commitments and Contingencies	–	–

Stockholders’ Deficit:
Preferred Stock, par value; $0.00001, 5,000,000 shares authorized, no shares issued and outstanding	–	–
Preferred Stock, Series A, par value; $0.00001, 1,000,000 shares authorized, 1,000 and 1,000 shares issued and outstanding; respectively	–	–
Preferred Stock, Series B, par value; $0.00001, 3,000,000 shares authorized, no shares issued and outstanding	–	–
Preferred Stock, Series C, par value; $0.00001, 1,000,000 shares authorized, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	10	10
Common stock, $0.001 par value, 75,000,000 shares authorized; 201,000 and 201,000 shares issued and outstanding; respectively	201	201
Additional paid-in capital	36,052,449	36,052,449
Accumulated deficit	(36,104,944)	(36,101,190)
Total stockholders' deficit	(52,284)	(48,530)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,861	$65

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-13

AS CAPITAL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Expenses:
General and administrative	$3,754	$597
Total expenses	3,754	597

Net Loss	$(3,754)	$(597)

Loss per share, basic and diluted	$(0.02)	$(0.00)

Weighted average shares outstanding, basic and diluted	201,000	201,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-14

AS CAPITAL, INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2017	36	$–	201,000	$201	$36,044,799	$(36,068,628)	$(23,628)
Net loss for the three months ended March 31, 2018	–	–	–	–	–	(597)	(597)
Balance at March 31, 2018	36	$–	201,000	$201	$36,044,799	$(36,069,225)	$(24,225)

AS CAPITAL, INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2019

(Unaudited)

	Series A Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2018	1,000	$–	1,000,000	$10	201,000	$201	$36,052,449	$(36,101,190)	$(48,530)
Net loss for the three months ended March 31, 2019	–	–	–	–	–	–	–	(3,754)	(3,754)
Balance at March 31, 2019	1,000	$–	1,000,000	$10	201,000	$201	$36,052,449	$(36,104,944)	$(52,284)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-15

AS CAPITAL, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(3,754)	$(597)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
Accounts payable	550	597
Net Cash Used in Operating Activities	(3,204)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan payable - related party	6,000	–
Net Cash provided by Financing Activities	6,000	–

Net Increase in Cash	2,796	–
Cash at Beginning of Period	65	–
Cash at End of Period	$2,861	$–
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-16

AS CAPITAL, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2019

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AS Capital, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 15, 2006 as Jupiter Resources, Inc. On August 9, 2018, XTC, Inc., a Company owned by Chris Lotito, CEO, was awarded custodianship in a shareholder filing with the Eighth Judicial District Court in Clark County Nevada. On April 30, 2018 the company filed an amendment to change the name of the corporation to Rineon Group, Inc. On October 1, 2018, the company filed for a name change to AS Capital, Inc. The Company currently intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC") and should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2018. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of operations for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year ended December 31, 2018, have been omitted.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3 – GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company has no current operations from which to generate revenue, has an accumulated deficit of $36,104,944 at March 31, 2019 and had a net loss of $3,754 for the three months ended March 31, 2019. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PREFERRED STOCK

On September 25, 2018, the Company filed a Certificate of Designation to designate 1,000,000 shares of Series A Preferred Stock and provide for the rights, privileges, and preferences of the Series A Preferred Stock. Shares of Series A Preferred Stock may be converted at the holder’s election into shares of common stock, at the conversion rate of one share of common stock for 12,000 shares of Series A Preferred Stock. Series A preferred stock has no dividends, liquidation or redemption rights and may vote only on matters pertaining to the Series A stock.

F-17

On September 25, 2018, the Company filed a Certificate of Designation to designate 3,000,000 shares of Series B Preferred Stock and provide for the rights, privileges, and preferences of the Series B Preferred Stock. Shares of Series B Preferred Stock may be converted at the holder’s election into shares of common stock, at the conversion rate of 1,000 shares of common stock for one share of Series B Preferred Stock. Series B preferred stock has no dividends, liquidation, redemption or voting rights.

On September 25, 2018, the Company filed a Certificate of Designation to designate 1,000,000 shares of Series C Preferred Stock and provide for the rights, privileges, and preferences of the Series C Preferred Stock. Shares of Series C Preferred Stock may be converted at the holder’s election into shares of common stock, at the conversion rate of one share of common stock for one share of Series C Preferred Stock. Series C preferred stock has no dividends, liquidation or redemption rights. Each share is entitled to 100,000 votes.

NOTE 5 – RELATED PARTY TRANSACTIONS

On August 13, 2018, the Company entered into a line of credit with MDX, Inc, for up to $50,000 until December 31, 2018. The line of credit bears interest at 5% of the balance at December 31, 2018. Chris Lotito, CEO, is also the majority member of MDX, Inc. The line of credit had been extended until December 31, 2019. As of March 31, 2019, and December 31, 2018, there is $52,281 and $46,281, respectively due on the line of credit. In addition, there is $2,314 of accrued interest due.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued, and has determined that there are no material subsequent events that require disclosure in these financial statements.

F-18

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-16.

(b) Exhibits.

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Articles of Incorporation of Jupiter Resources, Inc. (Incorporated by reference to Exhibit 3.1 with Form SB-2 filed on December 19, 2007)		SB-2		3.1	12/19/2007
3.1.1	Certificate of Amendment to the Articles of Incorporation for Rineon Group, Inc. (Incorporated by reference to Exhibit 3.1 with Form 8-K filed on May 8, 2009)		8-K		3.1	5/8/2009
3.1.2	Certificate of Amendment to the Articles of Incorporation for AS Capital, Inc.		10-12G		3.1.2	11/1/2018
3.2	By-Laws of Jupiter Resources, Inc. (Incorporated by reference to Exhibit 3.2 with Form SB-2 filed on December 19, 2007)		SB-2		3.2	12/19/2007
3.2.1	Amended Bylaws of AS Capital, Inc.		10-12G		3.2.1	11/1/2018
4.1	Specimen Stock Certificate *
4.2	Certificate of Designation of Rineon Group, Inc. for Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 with Form 8-K filed on May 8, 2009)		8-K		3.2	5/8/2009
4.3	Certificate of Designation of Rineon Group for Series A Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock		10-12G		4.3	11/1/2018
10.1	Revolving Line of Credit Agreement		10-12G/A		10.1	6/26/19
99.1	Court Custodian Documents	X
99.2	Oral Agreement Summary		10-12G/A		99.2	6/26/19

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 17, 2019		AS Capital, Inc.

	By:	/s/ Chris Lotito
Chris Lotito, CEO Secretary, Dir, and Treasurer

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